For the annual period ended September 30, 2004.
File number 811-07343
The Prudential Investment Portfolios, Inc.


SUB-ITEM 77D
Policies With Respect to Security Investment

JennisonDryden Mutual Funds
Strategic Partners Mutual Funds

Supplement dated April 12, 2004

The following information replaces the applicable portions of the section of the Statement of Additional Information (SAI) entitled "Purchase, Redemption and Pricing of Fund Shares -- Waiver of the Contingent Deferred Sales Charge--Class B Shares":

	The Contingent Deferred Sales Charge (CDSC) will be waived in the case of a total or partial redemption in connection with certain distributions under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b) custodial account.  For more
information, call Prudential at (800) 353-2847.

	For distributions from an IRA or 403(b) Custodial Account, the shareholder must submit a copy of the distribution form from the custodial firm indicating
(i) the date of birth of the
shareholder and (ii) that the shareholder is over age 70 1/2.
The distribution form must be
signed by the shareholder.




	Listed below are the names of the JennisonDryden and Strategic Partners Mutual
Funds and the dates of the SAIs to which this Supplement relates.

Name of Fund					SAI Date

Dryden Government Income Fund, Inc. 		May 1, 2003
Dryden Municipal Bond Fund			June 30, 2003
	High Income Series
	Insured Series
Dryden California Municipal Fund			October 31, 2003
	California Series
	California Income Series
	California Money Market Series
Dryden Municipal Series Fund			October 31, 2003
	Florida Series
	New Jersey Series
	New Jersey Money Market Series
	New York Series
	New York Money Market Series
	Pennsylvania Series
Dryden Short-Term Bond Fund, Inc. 			February 19, 2003
	Dryden Short-Term Corporate Bond Fund
	Dryden Ultra-Short Bond Fund
Dryden Index Series Fund				November 25, 2003
	Dryden Stock Index Fund
Dryden Tax-Managed Funds				January 30, 2004
         Dryden Large-Cap Core Equity Fund
Dryden Small-Cap Core Equity Fund, Inc. 		January 30, 2004
Jennison 20/20 Focus Fund				March 31, 2003
Jennison Natural Resources Fund, Inc. 			May 31, 2003
Jennison Sector Funds, Inc. 				February 2, 2004
	Jennison Health Sciences Fund
	Jennison Financial Services Fund
	Jennison Technology Fund
	Jennison Utility Fund
Jennison Small Company Fund, Inc. 			November 26, 2003
Jennison U.S. Emerging Growth Fund, Inc. 		February 2, 2004
Jennison Value Fund					January 30, 2004
The Prudential Investment Portfolios, Inc.
         Jennison Equity Opportunity Fund		December 3, 2003
	Jennison Growth Fund				December 3, 2003
	Dryden Active Allocation Fund			December 3, 2003
	JennisonDryden Conservative Allocation Fund	February 17, 2004
	JennisonDryden Moderate Allocation Fund		February 17, 2004
	JennisonDryden Growth Allocation Fund		February 17, 2004
Prudential
World Fund, Inc. 					January 29, 2004
	Dryden International Equity Fund
	Jennison Global Growth Fund
	Strategic Partners International Value Fund
Strategic Partners Real Estate Securities Fund		May 28, 2003
Strategic Partners Asset Allocation Funds		October 2, 2003
	Strategic Partners Conservative Growth Fund
	Strategic Partners Moderate Growth Fund
	Strategic Partners High Growth Fund
Strategic Partners Style Specific Funds			October 2, 2003
	Strategic Partners Large Cap Growth Fund
	Strategic Partners Large Cap Value Fund
	Strategic Partners Small Cap Growth Fund
	Strategic Partners Small Cap Value Fund
	Strategic Partners Total Return Bond Fund
Strategic Partners Opportunity Funds			April 30, 2003
	Strategic Partners Focused Growth Fund
	Strategic Partners New Era Growth Fund
	Strategic Partners Focused Value Fund
	Strategic Partners Mid Cap Value Fund

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